Exhibit 10.45

[*] means that such portion of this Exhibit has been omitted pursuant to a request for confidential treatment and has been filed separately with the United States Securities and Exchange Commission.

SECOND AMENDMENT TO

CALL CENTER SERVICES AGREEMENT

BETWEEN MCI WORLDCOM COMMUNICATIONS, INC.

AND RMH TELESERVICES INC.

COME NOW MCI WORLDCOM Communications, Inc. (“MCI”) and RMH Teleservices, Inc. (“RMH”), and in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree to amend the Call Center Services Agreement between MCI WORLDCOM Communications, Inc. and RMH Teleservices, Inc. effective as of March 16, 2001 (the “Agreement”), as follows:

This Amendment is entered into effective October 1, 2003.

1.	Section 5.2 is amended by deleting the same and substituting the following:

“5.2 Weekly invoices. RMH will invoice MCI weekly for the Services performed during the week prior to such invoice. MCI will process and pay any undisputed invoice through electronic wire transfer to the RMH designated bank account within seven (7) days of receipt. In the event that MCI, in good faith, disputes all or any portion of the charges reflected on the invoice, MCI shall pay the undisputed portion of the invoice within seven (7) days of receipt and notify RMH in writing within five (5) days of the payment date describing the particulars of the dispute. Both Parties shall make a good faith effort to resolve any disputes within thirty (30) days of RMH’s receipt of MCI’s notice. Upon sixty (60) days prior written notice, RMH may notify MCI that it is discontinuing weekly invoices and will invoice MCI monthly for the Services performed during the month prior to such invoice, in which case MCI shall have thirty (30) days from receipt to pay such invoices, and the discount set forth in Section 4 of Schedule C (as amended herein) shall no longer apply. Following MCI’s emergence from bankruptcy and upon sixty (60) days prior written notice, MCI may notify RMH that it is discontinuing weekly payments and RMH will invoice MCI monthly for the Services performed during the month prior to such invoice, in which case MCI shall have thirty (30) days from receipt to pay such invoices, and the discount set forth in Section 4 of Schedule C (as amended herein) shall no longer apply.”

2.	The following shall be added as Section 5.6 of the Agreement:

“5.6 Employee Bonus Programs. To the extent that MCI implements employee bonus programs in connection with Telemarketing Services in which the per hour cost of such bonus program exceeds $[*]per hour (both cash and non-cash), then MCI shall reimburse RMH for any expenses relating to such programs above $[*] per hour. To the extent that MCI implements employee bonus programs in connection with Customer Service Services in which the per hour cost of such bonus program exceeds $[*] per hour (both cash and non-cash), then MCI shall reimburse RMH for any expenses relating to such programs above $[*] per hour.”

3.	Schedule A is amended by adding the following definitions:

“AHT Goal” shall mean the average handle time goal as communicated to RMH by MCI in the monthly commit setting process.

“Call Placement Document” or “CPD” shall mean a monthly detailed staffing list by Center and Segment used to set AHT, Schedule Adherence and Sales goals. RMH is responsible for maintaining these staffing levels by Center each month.

4.	Section 1 of Schedule C is amended by adding the following as Section 1.1.1.4:

“1.1.1.4 Billable Handle Minutes will be capped using [*] to AHT goal. If a Segment within an RMH Center has AHT above [*] to goal, and [*] above Segment AHT for the month, the billable Handle Minutes for that Segment will be recalculated by taking the actual net Calls Handled and multiplying it by [*] of the AHT Goal. This will be the maximum billable Handle Minutes.

5.	Section 1 of Schedule C is amended by adding the following as Section 1.1.4

“1.1.4 System Hours Pricing

1.1.4.1 Notwithstanding the foregoing, 2nd Level PCS Customer Service will be billed based on a System Hour basis. MCI and RMH will mutually agree upon which additional Segments are eligible for System Hour pricing, based upon anticipated agent productivity levels.

1.1.4.2 System Hours billed will be based on actual System Hours worked, capped at 105% of productive CPD staffing goal, plus allowable offphone time. The offphone allowance will be communicated on a monthly basis via the normal monthly commit setting process, and is subject to change on a monthly basis.

1.1.4.3 System Hour pricing for English 2nd Level PCS Customer Service Services is $[*]. System Hour pricing for Spanish 2nd Level PCS Customer Service Services is [*].”

6.	Section 2 of Schedule C is amended by deleting the same and substituting the following:

“2.	RMH will be eligible to receive penalties and incentives for the performance of Services.

2.1	The Customer Service Penalty/Incentive Pay Schedule will be applied to the actual Handle Minutes paid, based on the total number of Internal and vendor Centers MCI has in production in that month, as set out below.

Penalties/ Incentives	15 or Less Centers	16-20 Centers	21-25 Centers	26 or More Centers
12%	#1 Center	#1 Center	#1 Center	#1 Center
8%	Top 3 Center	Top 4 Center	Top 5 Center	Top 6 Center
5%	Non DQ >= 105%	Non DQ >= 105%	Non DQ >= 105%	Non DQ >= 105%
2%	Non DQ 100-104.9%	Non DQ 100-104.9%	Non DQ 100-104.9%	Non DQ 100-104.9%
0%	Non DQ 95-99.9%	Non DQ 95-99.9%	Non DQ 95-99.9%	Non DQ 95-99.9%
-2%	Non DQ 90-94.9%	Non DQ 90-94.9%	Non DQ 90-94.9%	Non DQ 90-94.9%
-4%	Non DQ < 90%	Non DQ < 90%	Non DQ < 90%	Non DQ < 90%
-2%	DQ > 95%	DQ > 95%	DQ > 95%	DQ > 95%
-4%	DQ 90-94.9%	DQ 90-94.9%	DQ 90-94.9%	DQ 90-94.9%
-6%	DQ < 90%	DQ < 90%	DQ < 90%	DQ < 90%
-10%	Last Center & DQ	Last Center & DQ	Last Center & DQ	Last Center & DQ

DQ represents center is disqualified based upon not meeting minimum qualifier score for ranking

2.2	The Telemarketing Penalty/Incentive Pay Schedule will be applied to the actual Work Hours paid, based on the percent to Line plan with the Qualifier of 95% or higher of QCI score, as set out below

Penalties/ Incentives	Line Plan
6%	108.00% +
4%	104%-107.99%
2%	101.5%-103.99%
1%	98.5%-101.49%
-2%	95%-98.49%
-4%	90%-94.99%
-6%	0%-89.99%

2.3	MCI will waive all penalties if RMH exceeds the MCI average percent to line performance.”

7.	Schedule C is amended by adding the following as Section 4:

“4. INVOICE DISCOUNT. RMH will provide MCI an early payment discount equal to one and a half percent (1.5%) of each weekly invoice paid within seven (7) days of receipt, net of any resolved disputed amounts.”

8.	Schedule E is amended by deleting the same and substituting the following:

	Payment Schedule 1		Payment Schedule 2
Oct-03	[	*]	[	*]
Nov-03	[	*]	[	*]
Dec-03	[	*]	[	*]
Jan-04	[	*]	[	*]
Feb-04	[	*]	[	*]
Mar-04	[	*]	[	*]
Apr-04	[	*]	[	*]
May-04	[	*]	[	*]
Jun-04	[	*]	[	*]
Jul-04	[	*]	[	*]
Aug-04	[	*]	[	*]
Sep-04	[	*]	[	*]
Oct-04	[	*]	[	*]
Nov-04	[	*]	[	*]
Dec-04	[	*]	[	*]
Jan-05 & Fwd	[	*]	[	*]

9.

Except as otherwise set forth herein, the terms and conditions contained in the Agreement are unchanged. This Amendment, together with the Agreement (together the “Agreement”) constitutes the entire agreement between the Parties with respect to the subject matter hereof and all prior agreements and representations of the Parties related to these matters, whether written or oral, are merged herein and shall be of no further force or effect. This Agreement cannot be changed or modified except in writing signed by both Parties.

IN WITNESS WHEREOF, the Parties have executed this Agreement through their authorized representatives.

RMH TELESERVICES, INC.	MCI WORLDCOM COMMUNICATIONS, INC.

/s/ JOHN FELLOWS	/s/ MATTHEW JOHNSON

Signature	Signature

John Fellows	Matthew Johnson
Name	Name

Chief Executive Officer	Vice President of Procurement
Title	Title

November 18, 2003	November 19, 2003
Date	Date

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